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                                                                    EXHIBIT 99.2

                                  PROXY

                          CSX CORPORATION PROXY

          FOR THE SPECIAL MEETING OF SHAREHOLDERS OF CSX CORPORATION,
             TO BE HELD AT [TIME] LOCAL TIME ON [DATE], AT [PLACE].

The undersigned hereby appoints [PERSON] as agents to act and vote on behalf of the undersigned at the Special Meeting of Shareholders of CSX Corporation, to be held on [DATE], and any adjournments or postponements thereof. As more fully described in the Joint Proxy Statement/Prospectus for the Special Meeting, such agents (or their substitutes) are directed to vote as indicated on the reverse side and are authorized to vote in their discretion upon any other business that properly comes before the meeting.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CSX CORPORATION.

         PLEASE MARK, DATE AND SIGN YOUR PROXY ON THE REVERSE SIDE.

                   PLEASE LET US KNOW WHETHER YOU PLAN TO
                        ATTEND THE SPECIAL MEETING.

                        SHAREHOLDER QUESTIONS/COMMENTS

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[see reverse side]
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[X] PLEASE MARK
    YOUR CHOICE
    LIKE THIS IN BLUE
    OR BLACK INK.

THE DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 1 AND 2.

IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2. PLEASE DATE AND SIGN AND RETURN PROMPTLY.

                                                           FOR  AGAINST  ABSTAIN
1. Adoption and approval of the Amended CSX Articles of    [ ]    [ ]      [ ]
Incorporation, substantially as set forth in the accompanying Joint Proxy Statement/Prospectus as
Appendix [D].

2. Approval of the issuance of shares of Common Stock      [ ]    [ ]      [ ]
of CSX, par value $1.00 per share ("CSX Common Stock"), pursuant the merger (the "Merger") of Conrail Inc.
("Conrail") with Green Acquisition Corp., a
Pennsylvania corporation and a wholly owned subsidiary of CSX, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of October 14, 1996, by and among CSX, Conrail and Green
Acquisition Corp., as amended, supplemented or modified from time to time.

                    To Our Shareholders:

                    Whether or not you are able to attend the Special Meeting of Shareholders, it is important that your shares be represented, no matter how many shares you own. Accordingly, please complete and sign the proxy printed above, tear at the perforation, and mail the above proxy in the enclosed postage paid envelope addressed to CSX Corporation, c/o Harris Trust and Savings Bank.

                    If you are planning to attend the Special Meeting, please fill out and return the reservation form addressed to Office of Corporate Secretary at CSX Corporation. When folded and sealed as directed, no separate mailing envelope is required. Your ticket(s) to the Special Meeting will be mailed directly to you within two weeks.

                    Please note that in order to reduce the number of duplicate mailings of proxy materials, CSX has consolidated on a single proxy or voting instruction card as of your holdings in CSX common stock registered in the identically registered name and tax identification number, including ownership that may be attributed to you through various employee benefit plans.

Date:________Signature:________________________Signature:_______________________

Please sign EXACTLY as name or names appear above. When signing on behalf of a corporation, estate, trust or another shareholder, please give its full name and state your full title or capacity or otherwise indicate that you are
authorized to sign.                                            SEE REVERSE SIDE
                                                                 FOR COMMENTS.